As filed with the Securities and Exchange Commission on February 27, 2014

Registration No. 333-183135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	4900	55-0886410
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Federal Street, Floor 30

Boston, Massachusetts 02110

(617) 977-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry E. Welch

President and Chief Executive Officer

Atlantic Power Corporation

One Federal Street, Floor 30

Boston, Massachusetts 02110

(617) 977-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey S. Levy, Esq. Vice President, Legal Atlantic Power Corporation One Federal Street, Floor 30 Boston, Massachusetts 02110 Tel: (617) 977-2400	Craig B. Brod, Esq. Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Tel: (212) 225-2000 Fax: (212) 225-3999

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-183135) (the “Registration Statement”) of Atlantic Power Corporation (the “Company”) is being filed to deregister all securities of the Company that had been registered for issuance on the Registration Statement that remain unsold upon the termination of the offer of securities covered by the Registration Statement, because the Company no longer qualifies as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 27th day of February, 2014.

ATLANTIC POWER CORPORATION

By:	/S/ BARRY E. WELCH
Barry E. Welch
President, Chief Executive Officer
(Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

	/s/ BARRY E. WELCH	President, Chief Executive Officer and	February 27, 2014
Director (principal executive officer)
Barry E. Welch

	/s/ TERRENCE RONAN	Chief Financial Officer	February 27, 2014
	Terrence Ronan	(principal financial and accounting officer)

	*	Chairman of the Board	February 27, 2014

Irving R. Gerstein

	*	Directors	February 27, 2014

Kenneth M. Hartwick

	*	Director	February 27, 2014

R. Foster Duncan

	*	Director	February 27, 2014

John A. McNeil

	*	Director	February 27, 2014

Holli Ladhani

*By:	/S/ BARRY E. WELCH
Barry E. Welch
Attorney-in-fact

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